Exhibit 10.4

Strategic Cooperation Framework Agreement

Between

ZhongAn Online P & C Insurance Co., Ltd.

And

Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

March of 2016

Contract No.: [ZAXY-HZXY-2016001]

Strategic Cooperation Framework Agreement

Between

ZhongAn Online P & C Insurance Co., Ltd.

And

Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

This Framework Agreement is made and entered into by and between the following parties on March 31, 2016 in Shanghai:

Party A: ZhongAn Online P & C Insurance Co., Ltd.

Registered Address: 4/F, Xiejin Mansion, No.169, Yuanmingyuan Rd., Huangpu Dist., Shanghai

Party B: Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

Registered Address: Room 201, Comprehensive Office Building A, Authority of Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, No. 1, Liyumen Street, Qianwanyi Road, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen

Whereas:

1.              Party A, as the first Internet insurance company in China, devotes itself to exploring, serving and meeting various types of insurance needs in the scenario of Internet ecosystem, by the application of data and technology;

2.              Party B, as an innovative platform for professional Internet financial services, is committed to providing users with safe and efficient comprehensive financial services via Internet approaches;

Party A and Party B (collectively the “Parties”), based on the principles of equality, mutual benefits, win-win cooperation, complementary advantages, legal compliance and stableness and upon friendly consultation, hereby enter into this Strategic Cooperation Framework Agreement as follows.

Article 1 Cooperation Background

Inclusive finance makes everyone in need enjoy timely, convenient and high-quality financial services with dignity at appropriate price; and it is advocated by the “13rd Five-Year Plan” of the State to develop inclusive finance, support and regulate the development of third party payment, crowd funding and P2P lending platform and other Internet financial activities. According to the relevant normative documents promulgated by insurance regulatory authority in 2015, Internet financial services are industries or commercial activities in line with the extension of insurance industrial chain and one of the sectors and fields strongly supported by the State.

Party A and Party B intend, subject to national laws, regulations and regulatory policies and conforming to the economic planning direction advocated and encouraged by the State, and based on their respective strategic layouts and business needs, to learn from each other, improve together, broadly cooperate, jointly explore an innovative development path, collaboratively develop Internet financial service resources in the new trend, enhance their respective operation and management level, and ultimately realize their respective sustainable and healthy development.

Article 2 Scope of Cooperation

Party A and Party B will actively cooperate with each other in the following areas:

(1)             The Parties shall open to and share with each other such resources as system, data, business, information, market opportunity, and research achievements;

(2)             The Parties shall cooperate to develop and maintain the market, products and clients, provide comprehensive financial service solutions to clients, and meet clients’ practical needs for various types of insurance products and Internet financial service products;

(3)             The Parties shall fully exchange with and learn from each other the advanced experience and skills concerning the design of innovative financial products and modern risk management, drawing on each other’s strength and achieving win-win; and

(4)             Other methods, products and technologies, etc. conducive to exert the respective advantages of the Parties to form synergistic interaction.

Article 3 Undertaking on Compliance with Laws and Regulations

The Parties severally undertakes that no cooperative business hereunder may be against national laws, regulations and the requirements of regulatory policies of all regulatory authorities. In addition, Party B further specifically represents and undertakes that:

(1)             Party B will not provide credit enhancement service to borrowers on the Internet financial service platform established by Party B;

(2)             Party B will neither directly or indirectly accept or pool investors’ funds, nor set a capital pool;

(3)             Party B will not commit any illegal fund raising or other acts detrimental to national interests and social public interests; and

(4)             No operational activities of Party B violates any prohibitive provisions of the banking financial regulatory authority and other regulatory authorities.

Party A shall be entitled to regularly or irregularly supervise, review and audit the compliance with laws and regulations by Party B’s operation. Party A has the right to have access to, retrieve or require Party B to provide the system, accounts, materials, data, information, files, etc. relating to Party B’s operation at any time, and interview Party B’s employees on site with the collaboration of Party B, so as to supervise Party B’s compliance, which shall be fully understood, cooperated and assisted by Party B subject to the requirements of laws and regulations on information confidentiality and performance of contractual non-disclosure obligations.

Article 4 Content of Cooperation

(1)             Credit Guarantee Insurance. Party A shall provide credit insurance or guarantee insurance of the specific business of Party B and perform the obligations of insurer as agreed, pursuant to this Agreement within its scope of business by reference to the insurance clauses filed with the regulatory authority upon approval;

(2)             Other types of insurance, including without limitation, household property insurance, cargo insurance, vehicle insurance, short-term health/accident insurance, etc.;

(3)             Business referrals. The Parties shall refer to each other such specific business as conforming to their respective risk appetite, risk policies, product planning and strategic layout, and reasonably allocate business proceeds and risk premium based on the actual risk ownership; and

(4)             The Parties shall open to and share with each other their system, data, information, method, experience, client resources, etc.

Article 5 Risk Management

For the credit guarantee insurance provided by Party A for Party B’s business, the underwritten business volume shall not exceed the maximum scale agreed by the Parties.

Party B shall stick to the development mode of small amount and dispersion, and set a maximum scale for different type of product mode and a quota cap for the business scale of a single risk entity.

Party A and Party B shall respectively strengthen and enhance their own risk management mechanism, constantly improve their risk management level and capacity, increase input in such areas as team building, due diligence, credit assessment, fraud prevention, risk pricing, liquidity arrangement and profile management, with no rashness but awe of risks, so as to ensure the cooperation of the Parties steadily move forward in safety and soundness and realize sustainable and healthy development.

Article 6 Confidentiality

Party A and Party B shall keep the business secrets of each other acquired in strict confidence, and without prior written consent of the other Party, shall not disclose the same to a third party.

Article 7 Miscellaneous

This Agreement is a framework document on strategic cooperation entered into by the Parties, with the details of cooperation separately discussed and agreed by the Parties in writing.

This Agreement shall take effect as of the execution date for a term of one year, which will automatically extend for another year upon expiry and so on. This Agreement shall automatically terminate upon the termination request of either Party during the term hereof.

This Agreement shall be made in duplicate with each party holding one copy of the same legal effect.

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Party A: ZhongAn Online P & C Insurance Co., Ltd. (Common Seal)

/s/ Seal of ZhongAn Online P & C Insurance Co., Ltd.

Legal Representative or Authorized Representative:

Date of Signature: March 31, 2016

Party B: Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd. (Common Seal)

/s/ Seal of Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

Legal Representative or Authorized Representative:

Date of Signature: March 31, 2016